Exhibit 10.26

Silicon Valley Bank

Amendment to Loan and Security Agreement

Borrower: Salmedix, Inc.

Dated as of: August 24, 2004

THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”). The Parties agree to amend the Loan and Security Agreement between them, dated June 23, 2003, as amended or otherwise modified from time to time (the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. New Definitions. Section 13 of the Loan Agreement is hereby amended by adding thereto the following definitions in their appropriate alphabetical order:

“Additional Committed Equipment Line” shall mean is a Credit Extension of up to One Million Dollars ($1,000,000).

“Additional Commitment Termination Date” shall mean December 31, 2005.

“Additional Equipment Advance” shall have the meaning ascribed to such term in Section 2.1.2 hereof.

“Treasury Note Maturity” shall mean 36 months.

2. Revised Definitions.

(a) Section 6.8 of the Loan Agreement is hereby amended by replacing the definition of “Equity Round” with the following definition:

“Equity Round” shall mean, after the date hereof and while any payment Obligations relating to the Advances remain outstanding, any equity financing transactions of Borrower excluding any sale of capital stock to the public pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended until such date as Borrower first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

Silicon Valley Bank	Amendment to Loan Agreement

(b) Section 13 of the Loan Agreement is hereby amended by replacing the definitions of “Advance” or “Advances”, “Basic Rate”, “Loan Amount”, “Loan Factor”, “Maturity Date”, “Obligations” and “Original Stated Cost” with the following respective definitions:

“Advance” or “Advances” are Equipment Advance, Equipment Advances, Additional Equipment Advance, or Additional Equipment Advances, as applicable.

“Basic Rate” is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the day the Loan Supplement is prepared, plus (b) the Loan Margin, provided that the Basic Rate with respect to Equipment Advances shall under no circumstances be deemed less than a rate equal to 7.68% per annum and the Basic Rate with respect to Additional Equipment Advances shall under no circumstances be deemed less than a rate equal to 7.64% per annum.

“Loan Amount” is the aggregate original amount of each Equipment Advance or Additional Equipment Advance, as applicable.

“Loan Factor” is the percentage which results from amortizing the Equipment Advance and the Additional Equipment Advance, as applicable, over the applicable Repayment Period, using the Basic Rate as the interest rate in connection therewith.

“Loan Margin” is 450 basis points with respect to Additional Equipment Advances and 550 basis points with respect to Equipment Advances.

“Maturity Date” means for each Equipment Advance or Additional Equipment Advance, as applicable, the last of the applicable Repayment Period relating thereto, or, if earlier, the date of acceleration of such Advance by Bank following an Event of Default.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including Equipment Advances, Additional Equipment Advances, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Original Stated Cost” is (i) the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance or the Additional Equipment Advance, as applicable.

3. New Section 2.1.2 Section 2.1.2 of the Loan Agreement is hereby added to the Loan Agreement that will follow immediately after section 2.1.1 thereof and shall read as follows:

“2.1.2 Equipment Advances.

Silicon Valley Bank	Amendment to Loan Agreement

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Additional Commitment Termination Date, equipment advances (each an “Additional Equipment Advance” and collectively the “Additional Equipment Advances”) in an aggregate amount not to exceed the Additional Committed Equipment Line. When repaid, the Additional Equipment Advances may not be re-borrowed. The proceeds of the Additional Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased on and 90 days prior to the making of an Additional Equipment Advance.

(b) To obtain an Additional Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached as Exhibit C (the “Loan Supplement”), copies of invoices for the Financed Equipment, together with a UCC Financing Statement covering the Equipment described on the Loan Supplement, and such additional information as Bank may request, all at least five (5) Business Days before the proposed funding date (the “Funding Date”). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrower satisfies the conditions of each Additional Equipment Advance specified herein, Bank will disburse such Additional Equipment Advance by internal transfer to Borrower’s deposit account with Bank. Each Additional Equipment Advance may not exceed 100% of the Original Stated Cost of the proposed Financed Equipment and limitations as to the composition of Other Equipment for Additional Equipment Advances are as set forth in the definition of Eligible Equipment and Other Equipment herein.

(c) Bank’s obligation to lend the undisbursed portion of the Additional Committed Equipment Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

4. Use of Defined Term. When referred to in Sections 2.2, 3.2 and 6.7 of the Loan Agreement and in connection the Loan Supplement, the term “Equipment Advance” shall henceforth mean and refer to Equipment Advance or Additional Equipment Advance, as applicable.

5. Condition to Effectiveness. The effectiveness of this Amendment is conditioned upon the occurrence of all of the following:

(a) A certificate of the Secretary or the Assistant Secretary of Borrower, in form and substance satisfactory to Bank, certifying the adoption of resolutions of the Board of Directors of Borrower approving this Agreement and the transactions contemplated hereby (including the documents, instruments and agreements described in this Section) is delivered to Bank, in form acceptable to Bank.

Silicon Valley Bank	Amendment to Loan Agreement

(b) A new ten year Warrant to Purchase Stock is issued to the Bank regarding 18,617 shares of Common Stock of the Borrower at an initial exercise price of $1.05 per share together with other rights and provisions as are acceptable to Bank.

(c) Borrower’s payment of a $5,000 fee to Bank and payment of all Bank Expenses relating hereto;

(d) Counterparts of this Agreement have been duly executed and delivered to the Administrative Agent by all parties thereto.

6. Representations True. Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

7. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement and Consent may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Silicon:

Salmedix, Inc.		Silicon Valley Bank

By	/s/ ANITA I. BUSQUETS	By	/S/ ROBERT C. LAKE
Title	Chief Financial and Administrative Officer	Title	Vice President

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